UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 7, 2008 (March 5, 2008)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

In an effort to improve profitability and increase shareowner value while remaining committed to its business model of being market driven and customer centered, on March 5, 2008, Kimball International, Inc. (the "Company") approved a restructuring plan designed to more appropriately align its workforce in a changing business environment. Within the Company's Electronic Manufacturing Services (EMS) segment, the restructuring activities include realigning engineering and technical resources closer to the customer and streamlining administrative and sales processes. Within the Company's Furniture segment, the restructuring activities include realigning information technology and procurement resources closer to the customer and streamlining administrative and sales processes to drive further synergies afforded by the recent alignment of the sales and manufacturing functions within this segment. The plan also includes reducing corporate personnel costs to more properly align with the overall sales mix change within the Company. The restructuring activities will eliminate approximately 150 full-time positions worldwide. The plan is expected to be primarily complete by June 30, 2008 with a few activities occurring in the first half of fiscal year 2009.

Total pre-tax restructuring expenses are primarily for employee severance and transition costs and are expected to be approximately $3.0 million, of which an estimated 31% is related to the EMS segment, 64% to the Furniture segment and 5% to Corporate. The Company expects to recognize a majority of these charges in the third quarter of fiscal year 2008. Approximately 86% of the total cost is cash expenditures. When fully implemented, the Company anticipates the total annualized pre-tax savings resulting from this plan will approximate $12.0 to $13.0 million. Of the savings estimate, approximately 46% is related to activities in the EMS segment, 42% is related to activities in the Furniture segment and 12% is related to activities in Corporate.

Certain statements contained within this document are considered "forward-looking" under the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as "expects", "anticipates", "approximately" and "estimates". These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Cautionary statements regarding risk factors that could have an effect on future performance of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: March 7, 2008